C0000000230 | M

104598

VERMILION
ENERGY

Number

00000000

Shares

*****0*********
******0********
*******0*******
********0******
*********0*****

INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (ALBERTA)

THIS CERTIFIES THAT

SPECIMEN

CUSIP 923725105

ISIN CA9237251058

IS THE REGISTERED HOLDER OF

0

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

Vermilion Energy Inc.

SAMPLE

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Dated: Dec 11, 2012

President and Chief Executive Officer

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(GOLDEN)
TRANSFER AGENT AND REGISTRAR

OR

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA
(CALGARY) (TORONTO)
TRANSFER AGENT AND REGISTRAR

VOID

Executive Vice President and Chief Financial Officer

By ______________________
Authorized Officer

By ______________________
Authorized Officer

VOID

The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Calgary, AB; Toronto, ON; and Computershare Trust Company, N.A. in Golden, CO.

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The shares represented by this certificate has rights, privileges, restrictions and conditions attached to it. The Corporation will furnish to shareholders, on demand and without charge, a full copy of the text of the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common	(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the
TEN ENT	- as tenants by the entireties	GIFT MIN ACT (State)	(State) Uniform Gifts to Minors Act
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

____

Insert name and address of transferee

____

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____ the attorney

of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED: ______________________

______________________ Signature of Shareholder

______________________ Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Until the earlier of the Separation Time or the Expiration Time (as both terms are defined in the Shareholder Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement dated as of September 1, 2010, as may be amended or supplemented from time to time (the "Shareholder Rights Agreement"), between Vermilion Energy Inc. (the "Corporation") and Computershare Trust Company of Canada, as Rights Agent, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances set out in the Shareholder Rights Agreement, the rights may be amended or redeemed, may expire or may become void (if, in certain cases they are "Beneficially Owned" by an "Acquiring Person" as such terms are defined in the Shareholder Rights Agreement, whether currently held by or on behalf of such Person or a subsequent holder) or may be evidenced by separate certificates and no longer evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Shareholder Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

